Exhibit 21.1
NOBLE CORPORATION SUBSIDIARIES (as of December 31, 2011)

Subsidiary Name	Incorporated or Organized In

Bully 1 (US) Corporation	Delaware
Noble Contracting II S.á r.l.	Switzerland
Noble Contracting S.á r.l.	Switzerland
Noble Drilling (TVL) Ltd.	Cayman Islands
Noble Enterprises Limited	Cayman Islands
Noble Holding International S.á r.l.	Luxembourg
Noble Leasing III (Switzerland) GmbH	Switzerland
Noble Leasing IV (Switzerland) GmbH	Switzerland
Noble Rochford Drilling (North Sea) Ltd.	Cayman Islands
Arktik Drilling Limited, Inc.	Bahamas
Bully 1 (Switzerland) GmbH	Switzerland
Bully 2, Ltd.	Cayman Islands
Bully Drilling, Ltd.	Cayman Islands
FD Frontier Drilling (Cyprus) Limited	Cyprus
FDR Holdings Limited	Cayman Islands
Frontier Deepwater (B) Sdn. Bhd.	Brunei
Frontier Discoverer Kft.	Hungary
Frontier Driller Asset Management Limited Liability Company Luxembourg Branch	Luxembourg
Frontier Driller Cayman, Ltd.	Cayman Islands
Frontier Driller Kft.	Hungary
Frontier Driller, Inc.	Delaware
Frontier Driller, Ltd.	Cayman Islands
Frontier Drilling (Aust) Pty Ltd.	Western Australia
Frontier Drilling (Labuan) Pte. Ltd.	Labuan, Malaysia
Frontier Drilling (Malaysia) Sdn. Bhd.	Malaysia
Frontier Drilling AS	Norway
Frontier Drilling do Brasil Ltda.	Brazil
Frontier Drilling Nigeria Limited	Nigeria
Frontier Drilling Services Ltda.	Brazil
Frontier Drilling USA, Inc.	Delaware
Frontier Drillships 2, Ltd.	Cayman Islands
Frontier Drillships Cyprus Limited	Cyprus
Frontier Drillships, Ltd.	Cayman Islands
Frontier Offshore (Luxembourg) S.á r.l.	Luxembourg
Frontier Offshore AS	Norway
Frontier Seillean AS	Norway
International Directional Services Ltd.	Bermuda
KS Frontier Seillean	Norway
Kulluk Arctic Services ULC	Alberta, Canada
Noble (Gulf of Mexico) Inc.	Delaware
Noble (Middle East) Limited	Cayman Islands
Noble Asset (U.K.) Limited	Cayman Islands
Noble Asset Company Limited	Cayman Islands
Noble Asset Mexico LLC	Delaware
Noble Aviation LLC	Switzerland
Noble Bill Jennings LLC	Delaware
Noble Brasil Investimentos E Participacoes Ltda.	Brazil
Noble Campeche Limited	Cayman Islands
Noble Carl Norberg S.à r.l	Luxembourg
Noble Cayman Properties Limited	Cayman Islands
Noble Corporation (Cayman)	Cayman Islands
Noble Dave Beard Limited	Cayman Islands
Noble do Brasil Ltda.	Brazil
Noble Downhole Technology Ltd.	Cayman Islands
Noble Drilling (Asia) Pte Ltd.	Singapore
Noble Drilling (Canada) Ltd.	Alberta, Canada
Noble Drilling (Carmen) Limited	Cayman Islands
Noble Drilling (Cyprus) Limited	Cyprus
Noble Drilling (Deutschland) GmbH	Germany
Noble Drilling (Jim Thompson) LLC	Delaware
Noble Drilling (Land Support) Limited	Scotland
Noble Drilling (Luxembourg) S.à r.l	Luxembourg
Noble Drilling (Malaysia) Sdn. Bhd.	Malaysia
Noble Drilling (N.S.) Limited	Scotland
Noble Drilling (Nederland) B.V.	The Netherlands
Noble Drilling (Norway) AS	Norway

NOBLE CORPORATION SUBSIDIARIES (as of December 31, 2011)

Subsidiary Name	Incorporated or Organized In

Noble Drilling (Paul Wolff) Ltd.	Cayman Islands
Noble Drilling (U.S.) LLC	Delaware
Noble Drilling Arabia Limited	Saudi Arabia
Noble Drilling Asset (M.E.) Ltd.	Cayman Islands
Noble Drilling Corporation	Delaware
Noble Drilling de Venezuela C.A.	Venezuela
Noble Drilling Holding GmbH	Switzerland
Noble Drilling Holding LLC	Delaware
Noble Drilling Holdings (Cyprus) Limited	Cyprus
Noble Drilling International GmbH	Switzerland
Noble Drilling International Inc.	Delaware
Noble Drilling International Ltd.	Bermuda
Noble Drilling International Services Pte. Ltd.	Singapore
Noble Drilling Leasing S.à r.l	Luxembourg
Noble Drilling Nigeria Limited	Nigeria
Noble Drilling Services 2 LLC	Delaware
Noble Drilling Services 3 LLC	Delaware
Noble Drilling Services 6 LLC	Delaware
Noble Drilling Services 7 LLC	Delaware
Noble Drilling Services Inc.	Delaware
Noble Duchess Ltd.	Cayman Islands
Noble Earl Frederickson LLC	Delaware
Noble Engineering & Development de Venezuela C.A.	Venezuela
Noble Gene Rosser Limited	Cayman Islands
Noble Holding (U.S.) Corporation	Delaware
Noble Holding Europe S.à r.l	Luxembourg
Noble Holding International (Luxembourg NHIL) S.à r.l	Luxembourg
Noble Holding International (Luxembourg) S.à r.l	Luxembourg
Noble Holding International Limited	Cayman Islands
Noble Holding S.C.S.	Luxembourg
Noble International Finance Company	Cayman Islands
Noble International Limited	Cayman Islands
Noble John Sandifer LLC	Delaware
Noble Johnnie Hoffman LLC	Delaware
Noble Leasing (Switzerland) GmbH	Switzerland
Noble Leasing II (Switzerland) GmbH	Switzerland
Noble Leonard Jones LLC	Delaware
Noble Management Services S. de R.L. de C.V.	Mexico
Noble Mexico Limited	Cayman Islands
Noble Mexico Services Limited	Cayman Islands
Noble NDC Holding (Cyprus) Limited	Cyprus
Noble North Africa Limited	Cayman Islands
Noble Offshore Contracting Limited	Cayman Islands
Noble Offshore de Venezuela C.A.	Venezuela
Noble Offshore Mexico Limited	Cayman Islands
Noble Services (Switzerland) LLC	Switzerland
Noble Technology (Canada) Ltd.	Alberta, Canada
Noble-Neddrill International Limited	Cayman Islands
Resolute Insurance Group Ltd.	Bermuda
Triton Engineering Services Company	Delaware